Exhibit 99.2
INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data
Non-performing assets

	March 31,	December 31,
	2010	2009
	(dollars in thousands)
Non-accrual loans	$95,989	$105,965
Loans 90 days or more past due and still accruing interest	2,266	3,940

Total non-performing loans	98,255	109,905
Other real estate and repossessed assets	40,284	31,534

Total non-performing assets	$138,539	$141,439

As a percent of Portfolio Loans
Non-performing loans	4.56%	4.78%
Allowance for loan losses	3.53	3.55
Non-performing assets to total assets	4.78	4.77
Allowance for loan losses as a percent of non-performing loans	77.48	74.35

Allowance for loan losses
	Three months ended
	March 31,
	2010		2009
		Unfunded		Unfunded
	Loans	Commitments	Loans	Commitments
		(dollars in thousands)
Balance at beginning of period	$81,717	$1,858	$57,900	$2,144
Additions (deduction)
Provision charged to operating expense	17,014	56	30,124	(86)
Recoveries credited to allowance	991		607
Loans charged against the allowance	(23,590)		(30,326)

Balance at end of period	$76,132	$1,914	$58,305	$2,058

Net loans charged against the allowance to average Portfolio Loans (annualized)	4.10%		4.91%

Alternative Sources of Funds

	March 31,			December 31,
	2010			2009
		Average			Average
	Amount	Maturity	Rate	Amount	Maturity	Rate
	(dollars in thousands)
Brokered CDs	$523,052	2.4 years	2.81%	$629,150	2.2 years	2.46%
Fixed rate FHLB advances	52,372	2.8 years	3.76	27,382	5.5 years	6.59
Variable rate FHLB advances	70,000	1.3 years	0.30	67,000	1.4 years	0.32
Securities sold under agreements to repurchase	35,000	.6 years	4.42	35,000	.9 years	4.42

Total	$680,424	2.2 years	2.71%	$758,532	2.2 years	2.51%

Capitalization

	March 31,	December 31,
	2010	2009
	(in thousands)
Subordinated debentures	$92,888	$92,888
Amount not qualifying as regulatory capital	(2,788)	(2,788)

Amount qualifying as regulatory capital	90,100	90,100

Shareholders’ Equity
Preferred stock, Series A, no par value	69,334	69,157
Common stock, par value $1.00 per share	23,884	23,863
Capital surplus	201,754	201,618
Accumulated deficit	(184,012)	(169,098)
Accumulated other comprehensive loss	(13,749)	(15,679)

Total shareholders’ equity	97,211	109,861

Total capitalization	$187,311	$199,961

Non-Interest Income

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(in thousands)
Service charges on deposit accounts	$5,275	$6,158	$5,507
Net gains (losses) on assets
Mortgage loans	1,843	2,060	3,281
Securities	265	39	(564)
Other than temporary loss on securities available for sale
Total impairment loss	(118)	(4,056)	(17)
Loss recognized in other comprehensive loss		3,991

Net impairment loss recognized in earnings	(118)	(65)	(17)
VISA check card interchange income	1,572	1,527	1,415
Mortgage loan servicing	432	1,241	(842)
Mutual fund and annuity commissions	389	527	453
Bank owned life insurance	468	472	401
Title insurance fees	494	410	609
Other	1,397	920	1,335

Total non-interest income	$12,017	$13,289	$11,578

Mortgage Loan Activity

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(dollars in thousands)
Mortgage loans originated	$90,007	$114,254	$154,608
Mortgage loans sold	87,708	95,386	142,636
Mortgage loans sold with servicing rights released	11,864	20,216	5,429
Net gains on the sale of mortgage loans	1,843	2,060	3,281
Net gains as a percent of mortgage loans sold (“Loan Sale Margin”)	2.10%	2.16%	2.30%
Fair value adjustments included in the Loan Sale Margin	(.07)	0.11	0.65
Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended
	March 31,
	2010	2009
	(in thousands)
Balance at beginning of period	$15,273	$11,966
Originated servicing rights capitalized	775	1,499
Amortization	(758)	(1,179)
(Increase)/decrease in impairment reserve	145	(697)

Balance at end of period	$15,435	$11,589

Impairment reserve at end of period	$2,157	$5,348

Non-Interest Expense

	Three months ended
	March 31,	December 31,	March 31,
	2010	2009	2009
	(in thousands)
Salaries	$10,176	$10,364	$9,669
Performance-based compensation and benefits	644	746	329
Other benefits	2,393	2,165	2,579

Compensation and employee benefits	13,213	13,275	12,577
Loan and collection	4,786	3,834	4,038
Vehicle service contract counterparty contingencies	3,418	19,506	800
Occupancy, net	2,909	2,882	3,048
Data processing	2,105	2,134	2,096
Loss on other real estate and repossessed assets	2,029	1,796	1,261
FDIC deposit insurance	1,802	1,658	1,186
Furniture, fixtures and equipment	1,719	1,735	1,849
Credit card and bank service fees	1,675	1,754	1,464
Legal and professional fees	1,136	1,144	641
Communications	1,073	1,120	1,045
Advertising	779	1,498	1,442
Supplies	393	470	469
Amortization of intangible assets	322	523	501
Goodwill impairment		16,734
Other	1,720	1,119	1,774

Total non-interest expense	$39,079	$71,182	$34,191

Average Balances and Rates

	Three Months Ended
	March 31,
	2010			2009
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
			(dollars in thousands)
Assets (1)
Taxable loans	$2,252,674	$38,922	6.98%	$2,497,623	$44,300	7.16%
Tax-exempt loans (2)	10,128	105	4.20	9,927	101	4.13
Taxable securities	96,213	1,160	4.89	114,823	1,733	6.12
Tax-exempt securities (2)	64,415	685	4.31	103,070	1,107	4.36
Cash — interest bearing	274,955	157	0.23
Other investments	27,854	215	3.13	29,277	324	4.49

Interest Earning Assets	2,726,239	41,244	6.12	2,754,720	47,565	6.98

Cash and due from banks	59,018			61,139
Other assets, net	148,460			158,443

Total Assets	$2,933,717			$2,974,302

Liabilities
Savings and NOW	$1,084,499	863	0.32	$944,904	1,581	0.68
Time deposits	1,127,618	7,356	2.65	855,025	6,967	3.30
Other borrowings	227,621	2,994	5.33	599,379	4,670	3.16

Interest Bearing Liabilities	2,439,738	11,213	1.86	2,399,308	13,218	2.23

Demand deposits	327,570			308,538
Other liabilities	64,396			70,737
Shareholders’ equity	102,013			195,719

Total liabilities and shareholders’ equity	$2,933,717			$2,974,302

Net Interest Income		$30,031			$34,347

Net Interest Income as a Percent of Earning Assets			4.45%			5.03%

(1)	All domestic, except for $0.9 million and $6.9 million for the three months ended March 31, 2010 and 2009, respectively, of average finance receivables included in taxable loans for customers domiciled in Canada.

(2)	Interest on tax-exempt loans and securities is not presented on a fully tax equivalent basis due to the current net operating loss carryforward position and the deferred tax asset valuation allowance.

Commercial Loan Portfolio Analysis as of March 31, 2010

	Total Commercial Loans
					Percent of
		Watch Credits			Loan
			Non-		Category in
Loan Category	All Loans	Performing	performing	Total	Watch Credit
	(dollars in thousands)
Land	$30,828	$11,681	$4,242	$15,923	51.7%
Land Development	25,601	8,464	6,110	14,574	56.9
Construction	25,871	8,775	3,110	11,885	45.9
Income Producing	361,445	72,413	21,460	93,873	26.0
Owner Occupied	185,445	31,539	6,571	38,110	20.6

Total Commercial Real Estate Loans (1)	$629,190	$132,872	$41,493	$174,365	27.7

Other Commercial Loans(1)	$170,340	$26,000	2,365	$28,365	16.7

Total non-performing commercial loans			$43,858

(1)	The total of these two categories is different than the March 31, 2010, Consolidated Statement of Financial Condition due primarily to loans in process.